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                          THE PROGRESSIVE CORPORATION
                           1994 EXECUTIVE BONUS PLAN
                           --------------------------

1. The Progressive Corporation and its subsidiaries ("Progressive") have designed an executive compensation program consisting of three components: salary, annual bonus and equity-based incentives in the form of non-qualified stock options. These components have been structured to reflect the market for executive compensation and to promote both the achievement of corporate goals and performance that is in the long-term interests of shareholders. The annual bonus component is performance-based and focuses on current results.

2. The 1994 Executive Bonus Plan (the "Plan") shall be administered by or under the direction of the Executive Compensation Committee (the "Committee") of the Board of Directors. Executive officers of Progressive may be selected by the Committee to participate in the Plan for one or more Plan years. Plan years shall coincide with Progressive's fiscal years.

3. The following executive officers have initially been selected for participation in the Plan: Charles B. Chokel, Peter B. Lewis, Bruce W. Marlow, Michael C. Murr, David M. Schneider and Tiona M. Thompson (the "participants"); provided that the participation of Messrs. Chokel, Lewis, Marlow and Murr (the "senior participants") in the Plan shall be subject to shareholder approval in accordance with the requirements of Section 162(m) of the Internal Revenue Code, as amended (the "Code"), and the rules and regulations promulgated thereunder.

4. Subject to the following sentence, the amount of the annual bonus earned by any participant under the Plan ("Annual Bonus") will be determined by application of the following formula:

           Annual Bonus = Paid Salary x Target Percentage x Performance Factor

    The Annual Bonus payable to any participant with respect to any Plan year may not exceed $2,000,000.00.

5. The salary of each Plan participant shall be as established by the Committee prior to commencement of the Plan year (or prior to April 1, 1994 with respect to the
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    1994 Plan year), and will be determined through market analysis based on data reported in published national compensation surveys.

6.  The Target Percentages for the participants in the Plan are as follows:


    Participant                   Position                 Target Percentage
    -----------                   --------                 -----------------
    Charles B. Chokel        Chief Financial Officer                80%
    Peter B. Lewis           Chief Executive Officer               100%
    Bruce W. Marlow          Chief Operating Officer                80%
    Michael C. Murr          Chief Investment Officer              167%
    David M. Schneider       Chief Legal Officer                    50%
    Tiona M. Thompson        Chief Human Resources Officer          50%

    Target Percentages may be changed from year to year by the Committee.

7.  The Performance Factor
    ----------------------
    A.    General
          -------
          The Performance Factor shall be determined by the performance results achieved with respect to one or more of the following components: Core Business Gainsharing, Return on Average Equity ("ROE") and Investment Performance, as described below (the "Bonus Components"). An appropriate combination of Bonus Components will be designated for each participant, and the designated Bonus Components will be weighted, based on such participant's assigned responsibilities.

          The combination of Bonus Components designated for each of the participants, and the relative weighting of those Components, are as follows:

        +---------------+---------------------+-----------------+-----------------+
        |               |      Core Business  |     ROE         |     Investment  |
        | Participant   |      Gainsharing    |     Component   |     Performance |
        |               |      Component      |                 |     Component   |
        +---------------+---------------------+-----------------+-----------------+
        | Chokel        |      60%            |      30%        |     10%         |
        +---------------+---------------------+-----------------+-----------------+
        | Lewis         |      50%            |      30%        |     20%         |
        +---------------+---------------------+-----------------+-----------------+
        | Marlow        |      80%            |      20%        |     0%          |
        +---------------+---------------------+-----------------+-----------------+
        | Murr          |      0%             |      50%        |     50%         |
        +---------------+---------------------+-----------------+-----------------+
        | Schneider     |      70%            |      30%        |     0%          |
        +---------------+---------------------+-----------------+-----------------+
        | Thompson      |      80%            |      20%        |     0%          |
        +---------------+---------------------+-----------------+-----------------+


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                 The relative weighting of the Bonus Components may vary among
                 Plan participants and may be changed from year to year by the Committee.

                 Actual performance results achieved for any Plan year, as used to calculate the performance score achieved for each of the applicable Bonus Components, shall be as certified by the Committee prior to payment of the Annual Bonus.

                 For purposes of computing the amount of the Annual Bonus, the performance score achieved for each of the designated Bonus Components will be multiplied by the applicable weighting factor to produce a Weighted Component Score. The sum of the Weighted Component Scores equals the Performance Factor. The Performance Factor can vary from 0 to 2.0, based on actual performance versus the pre-established objectives.

         B.      Core Business Gainsharing Component
                 -----------------------------------
                 The Core Business Gainsharing Component consists of the following factors:

                 (i)      Profitability and Growth Factor
                          -------------------------------
                          The Profitability and Growth Factor measures overall operating performance of Progressive's core personal and commercial automobile insurance business ("Core Business") for the Plan year in respect of which an Annual Bonus is to be paid. For purposes of computing a score for this Factor, results will be measured by the Gainsharing Matrix, as established by the Committee for the Plan year, which assigns a performance score to various combinations of profitability and growth outcomes. For this Factor, profitability is measured by the GAAP combined ratio and growth is measured by the year-to-year change in market share. Change in market share is measured in terms of net written premium, based on industry data (which may be estimated), as reported by A.M. Best Company, Inc. in BEST WEEK, or any successor publication, upon conclusion of the Plan year for which the Annual Bonus is to be paid. The Profitability and Growth Factor is weighted 70% in computing the Core Business Gainsharing Score.

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                 (ii)     Cost Structure Improvement Factor
                          ---------------------------------
                          The Cost Structure Improvement Factor measures success in achieving cost structure improvement for the Core Business. Results are reflected in a Cost Structure Improvement Score. For purposes of computing the Cost Structure Improvement Score, cost structure improvement is measured by comparing the sum of the GAAP Underwriting Expense Ratio ("Underwriting Expense Ratio") and Loss Adjustment Expense Ratio ("LAE Ratio") achieved in the Core Business for the Plan year (collectively, "Actual Expense Ratio") against the defined expense objectives for that year, as established by the Committee ("Target Expense Ratio"). For 1994 and thereafter until otherwise directed by the Committee, the Target Expense Ratio shall be 34, based on a target LAE Ratio of 10 and a target Underwriting Expense Ratio of 24. The Cost Structure Improvement Factor is weighted 30% in computing the Core Business Gainsharing Score.

                          The Cost Structure Improvement Score will be computed in accordance with the following formula:

             Cost Structure        [Target Expense Ratio-Actual Expense Ratio]
             Improvement     =  1+ -------------------------------------------
             Score                                    4


                 Expense targets and the relative weighting of the above Factors may be changed from year to year by the Committee.

         C.      Return on Average Equity Component
                 ----------------------------------
                 This Component is based on Progressive's Return on Average Equity ("ROE") for the Plan year. The ROE will be calculated for each month of the Plan year and such monthly results will be averaged to determine the ROE for the Plan year. For purposes of this Plan, ROE shall be calculated as follows:

                 ROE =     net income - Preferred Share dividends
                        -------------------------------------------
                            average common shareholders' equity

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
                 In determining the ROE Performance Score, actual performance will be compared to a scale which excludes the effect of inflation, in accordance with the following scoring table:

                                           +----------------------------+------------------+
                                           | ROE (excluding effect of   |  ROE Performance |
                                           | inflation, as reflected in |  Score           |
                                           | the CPI)                   |                  |
                                           +----------------------------+------------------+
                                           | 11% or lower               |  0.0             |
                                           +----------------------------+------------------+
                                           | 12%                        |  0.3             |
                                           +----------------------------+------------------+
                                           | 13%                        |  0.5             |
                                           +----------------------------+------------------+
                                           | 14%                        |  0.7             |
                                           +----------------------------+------------------+
                                           | 15%                        |  1.0             |
                                           +----------------------------+------------------+
                                           | 16%                        |  1.1             |
                                           +----------------------------+------------------+
                                           | 17%                        |  1.2             |
                                           +----------------------------+------------------+
                                           | 18%                        |  1.3             |
                                           +----------------------------+------------------+
                                           | 19%                        |  1.4             |
                                           +----------------------------+------------------+
                                           | 20%                        |  1.5             |
                                           +----------------------------+------------------+
                                           | 21%                        |  1.6             |
                                           +----------------------------+------------------+
                                           | 22%                        |  1.7             |
                                           +----------------------------+------------------+
                                           | 23%                        |  1.8             |
                                           +----------------------------+------------------+
                                           | 24%                        |  1.9             |
                                           +----------------------------+------------------+
                                           | 25% or higher              |  2.0             |
                                           +----------------------------+------------------+


                 To achieve a given ROE Performance Score for any Plan year, Progressive's ROE for that year must equal or exceed the required ROE level set forth in the above scoring table, without rounding, and ROE Performance Scores will not be derived from or subject to an interpolative or similar process.

                 For purposes of this Plan, CPI shall mean the Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average for All Items (1982-1984 equals 100) or such other index as the Committee may designate prior to the applicable Plan year.

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         D.      Investment Performance Component
                 --------------------------------
                 The Investment Performance Component compares investment performance against targets ("Benchmarks") established for the individual segments of Progressive's investment portfolio. Investments are marked to market in order to calculate total return, which is then compared against the designated Benchmarks to produce a Performance Score for each segment of the portfolio. The Performance Scores for the several segments are weighted, based on the actual amounts invested in each segment (valued monthly), and the weighted Performance Scores for the several segments are then combined to produce the Investment Performance Score. Investment expense is not included in determining investment performance vs. benchmark.

                 The Portfolio Segments and Benchmark measures are as follows:

               +-------------------------------------+--------------------------------------------+
               | Portfolio Segment                   |   Investment Benchmark                     |
               +-------------------------------------+--------------------------------------------+
               | Equities                            |   S&P 500 including dividends              |
               +-------------------------------------+--------------------------------------------+
               | High Yield Investments              |   70% of the average of Merrill Lynch      |
               |                                     |   High Yield Index and Merrill Lynch       |
               |                                     |   Bankruptcy Index                         |
               +-------------------------------------+--------------------------------------------+
               | Short Term Fixed Income             |   3 Year Treasury Securities + 75 basis    |
               |                                     |   points, tax equivalent basis             |
               +-------------------------------------+--------------------------------------------+

                 The scoring table for comparing Investment Performance against the designated Benchmarks is as follows:

                           +-----------------------+----------------+
                           | Investment            |   Investment   |
                           | Performance           |   Performance  |
                           | Versus                |   Score        |
                           | Benchmark             |                |
                           | (weighted)            |                |
                           +-----------------------+----------------+
                           | below 90%             |   0.00         |
                           +-----------------------+----------------+
                           | 90 - 94.99%           |   0.75         |
                           +-----------------------+----------------+
                           | 95 - 99.99%           |   0.90         |
                           +-----------------------+----------------+
                           | 100% and above        |   1.00         |
                           +-----------------------+----------------+





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         To achieve a given Investment Performance Score for any Plan year,
         Investment Performance results must equal or exceed the required performance level indicated in the above scoring table, without rounding, and Investment Performance Scores will not be derived from or subject to an interpolative or similar process.

8. The Annual Bonus for any Plan year shall be paid to participants in two installments. The first installment, in an amount equal to 90% of the Annual Bonus, determined in accordance with the formula set forth in Paragraph 4 above, will be paid as soon as practicable after the Committee has certified performance results for the Plan year, but no later than March 31 of the immediately following year. The second installment, in an amount equal to 10% of the Annual Bonus, will be paid to participants on the September 30 immediately following the end of the Plan year for which such Annual Bonus is to be paid. The provisions of this Paragraph shall be subject to Paragraph 9 hereof.

9. Unless otherwise determined by the Committee, in order to be entitled to receive any installment of the Annual Bonus for any Plan year, the participant must be employed by Progressive on the date designated for payment thereof. Annual Bonus payments made to participants will be net of any federal, state and local taxes required to be withheld.

10. The right to any of the Annual Bonuses hereunder shall not be transferred, assigned or encumbered by any participant. Nothing herein shall prevent any participant's interest hereunder from being subject to involuntary attachment, levy or other legal process.

11. The Plan shall be administered by or under the direction of the Committee. The Committee shall have the authority to adopt, alter and repeal such rules, guidelines, procedures and practices governing the Plan as it shall, from time to time, in its sole discretion deem advisable.

         The Committee shall have full authority to determine the manner in which the Plan will operate, to interpret the provisions of the Plan and to make all determinations thereunder. All such interpretations and determinations shall be final and binding on Progressive, all Plan participants and all other parties. No such interpretation or determination shall be relied on as a precedent for any similar action or decision.

         As it applies to the senior participants, the Plan shall be administered, by the Committee in accordance with the requirements of
         Section 162(m) of the Code.

12. The Plan may be terminated, amended or revised, in whole or in part, at any time and from time to time by the Committee, in its sole discretion; provided that the Committee may not increase the amount of compensation payable hereunder to any participant above the amount that would otherwise be payable upon attainment of the applicable performance goals, or accelerate the payment of any portion of the Annual Bonus due to any senior participant under the Plan without discounting the amount of such payment in accordance with Section 162(m) of the Code, and further provided that any amendment or revision of the Plan required to be approved by shareholders pursuant to Section 162(m) of the Code shall not be effective as to any of the senior participants until approved by Progressive's shareholders in accordance with the requirements of Section 162(m).

13. The Plan will be unfunded and all payments due under the Plan shall be made from Progressive's general assets.

14. Nothing in the Plan shall be construed as conferring upon any person the right to remain a participant in the Plan or to remain employed by Progressive, nor shall the Plan limit Progressive's right to discipline or discharge any of its officers or employees or change their job duties or compensation.

15. Progressive shall have the unrestricted right to set off against or recover out of any bonuses or other sums owed to any participant under the Plan any amounts owed by such participant to Progressive.

16. This Plan supersedes all prior plans, agreements, understandings and arrangements regarding bonuses or other cash incentive compensation payable or due to any participant from Progressive. Without limiting the generality of the foregoing, this Plan supersedes and replaces The Progressive Corporation Management Bonus Plan, as heretofore in effect (the "Prior Plan"), which is and shall be deemed to be terminated as of December 31, 1993 (the "Termination Date"); provided, that any bonuses or other sums earned under the Prior Plan prior to the Termination Date shall be unaffected by such termination and shall be paid to the appropriate participants when and as provided thereunder.

17. This Plan is adopted, and subject to the provisions of Paragraph 3 hereof is to be effective, as of January 1, 1994. Subject to the provisions of Paragraph 3, this Plan shall be effective for 1994 and for each year thereafter unless and until terminated by the Committee.

18. This Plan shall be interpreted and construed in accordance with the laws of the State of Ohio.





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